       As filed with the Securities and Exchange Commission on January 22, 1998
                                              Registration No. 333-____________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                  FORM S-8/S-3
                             REGISTRATION STATEMENT
 (INCLUDING REGISTRATION OF SHARES FOR RESALE BY MEANS OF A FORM S-3 PROSPECTUS)
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                             PEREGRINE SYSTEMS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                            -------------------------

               DELAWARE                                 95-3773312
       (STATE OF INCORPORATION)            (I.R.S. EMPLOYER IDENTIFICATION NO.)


                             12670 HIGH BLUFF DRIVE
                              SAN DIEGO, CA 92130
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                            -------------------------

                             1994 STOCK OPTION PLAN
                           RESTRICTED STOCK AGREEMENT
                           (FULL TITLE OF THE PLAN(S))

                            -------------------------

                                RICHARD T. NELSON
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                             PEREGRINE SYSTEMS, INC.
                             12670 HIGH BLUFF DRIVE
                               SAN DIEGO, CA 92130
                                 (619) 481-5000
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            -------------------------

                                    Copy to:
                               MARK BAUDLER, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                              CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                                            PROPOSED         PROPOSED
                  TITLE OF                                  MAXIMUM          MAXIMUM          MAXIMUM
                 SECURITIES                                 AMOUNT           OFFERING        AGGREGATE           AMOUNT OF
                   TO BE                                     TO BE          PRICE PER         OFFERING         REGISTRATION
                 REGISTERED                              REGISTERED(1)        SHARE            PRICE                FEE
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value
  Issued under a Restricted Stock Agreement  . . . .       50,000 shares     $ 15.6875(2)     $   784,375.00      $    231.39
  To be issued under the 1994 Stock Option Plan  . .    1,842,000 shares     $ 12.9545(3)     $23,862,277.08      $  7,039.37
          TOTAL                                         1,892,000 shares                      $24,646,652.08      $  7,270.76
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------


(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into two subtotals.
(2) Computed in accordance with Rule 457(h) under the Securities Act. The $15.6875 per share figure was computed by averaging the high and low prices of shares of Common Stock of the Company as reported in the Nasdaq National Market on October 31, 1997, the last trading date prior to the date such shares were issued under a Restricted Stock Agreement entered into by the Company and one of its executive officers.
(3) Computed in accordance with Rule 457(h) and 457(c) under the Securities Act. Such computation is based on the weighted average exercise price of $13.14 per share covering 155,072 outstanding options and the estimated exercise price of $12.9375 per share covering 1,686,928 authorized but unissued shares under the Company's 1994 Stock Option Plan. The estimated exercise price of $12.9375 per share was computed in accordance with Rule 457 by averaging the high and low prices of shares of Common Stock of the Company as reported in the Nasdaq National Market on January 16, 1998.

     The contents of the Registrant's Registration Statement on Form S-8/S-3 (File No. 333-37105) as filed with the Commission on October 3, 1997 are incorporated herein by reference (the "Prior Form S-8/S-3 Registration Statement). Unless otherwise specified, capitalized terms herein shall have the meanings ascribed to them in the Prior Form S-8/S-3 Registration Statement.

     The Company is registering 1,892,000 shares of its Common Stock under this Registration Statement which are comprised of (i) 50,000 shares of Common Stock issued in connection with a Restricted Stock Agreement entered into by the Company and one of its executive officers under the Company's Executive Officer Incentive Plan and (ii) 1,842,000 shares of Common Stock reserved for issuance under the Company's 1994 Stock Option Plan, as amended (the "1994 Plan"). Under the Prior S-8/S-3 Registration Statement, the Company registered, among certain other of its securities, 571,704 shares of Common Stock that had been issued to certain other of its executive officers under Restricted Stock Agreements and 3,146,750 of Common Stock that had been or was eligible to be issued under the 1994 Plan.

                               PEREGRINE SYSTEMS, INC.
                    INFORMATION REQUIRED IN PROSPECTUS ON FORM S-3

                                      PART I

ITEM 7.  SELLING SECURITY HOLDERS.

     The following table identifies the Selling Stockholder and the number of shares of Common Stock to be sold by him pursuant to this Prospectus.

                                                                    NUMBER OF
                                                                  SHARES BEING
                                  NAME                             OFFERED(1)
     --------------------------------------------------------     ------------
     Stephen P. Gardner (2)  . . . . . . . . .. . . . . . . .       50,000
     TOTAL . . . . . . . . . . . . . . . . . .. . . . . . . .       50,000

     --------------
     (1) Until such time that the Company satisfies the requirements for use of Form S-3, as promulgated under the Securities Act, the volume limitations specified in Rule 144(e), concerning the amount of securities to be offered by such Selling Stockholder and any other person with whom he is acting in concert for the purpose of selling securities of the Company during any three-month period, apply to the sale of the securities registered hereunder.

     (2) Mr. Gardner is the Company's Executive Vice President. In November 1997, the Company issued Mr. Gardner an aggregate of 50,000 shares of Common Stock pursuant to a restricted stock agreement under the Company's Executive Officer Incentive Plan. Such shares vest incrementally over ten years subject to earlier vesting over six years contingent upon the Company's achieving certain financial milestones. Mr. Gardner's restricted stock agreement permits him to surrender shares to satisfy tax withholding obligations that arise as shares vest. Prior to this offering, Mr. Gardner beneficially owned 52,000 shares of Common Stock, less than 1% of the outstanding stock of the Company. Beneficial ownership calculations are determined in accordance with the Rules of the Securities and Exchange Commission and are based on 18,039,030 shares outstanding as of December 31, 1997; in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock that are presently exercisable or that will become exercisable within 60 days of December 31, 1997 are deemed outstanding for such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. None of the outstanding stock options held by Mr. Gardner are presently exercisable or will become exercisable within 60 days of December 31, 1997. If all of Mr. Gardner's registered shares are sold pursuant to this Prospectus, Mr. Gardner will continue to hold less than 1% of the outstanding stock of the Company.

                              PEREGRINE SYSTEMS, INC.
                         REGISTRATION STATEMENT ON FORM S-8

                                      PART II
                   INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 8.    EXHIBITS.

    EXHIBIT
     NUMBER                            DESCRIPTION
   ----------  ---------------------------------------------------------------
     5.1 (a) Opinion of counsel as to legality of securities being registered.
    10.3  (b)  1994 Stock Option Plan, as amended through February 6, 1997, including 1995 Stock Option Plan for French Employees.
    10.4  (b)  Form of Stock Option Agreement under 1994 Stock Option Plan, as amended through February 6, 1997.
    10.22 (c)  Executive Officer Incentive Program and Form of Restricted
               Stock Agreement.
    10.23 (a)  Certificate of Amendment, dated November 3, 1997, for amendment of 1994 Stock Option Plan.
    23.1  (a)  Consent of counsel (contained in Exhibit 5.1).
    23.2  (a)  Independent Auditors' Consent
    24.1  (a)  Power of Attorney (see page II-2).

    --------------------
    (a)  Filed herewith.
    (b) Incorporated by reference to the exhibit bearing the same number filed with the Registrant's Annual Report on Form 10-K for the fiscal year ending March 31, 1997.
    (c) Incorporated by reference to the exhibit bearing the same number filed with the Registrant's Registration Statement on Form S-1, as amended (No. 333-39891), which the Commission declared effected in November 21, 1997.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 21st day of January, 1998.

                                             PEREGRINE SYSTEMS, INC.

                                             By:  /s/ David A. Farley
                                                  -----------------------------
                                                  David A. Farley
                                                  Chief Financial Officer


                                  POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS DAVID A. FARLEY AND RICHARD T. NELSON, AND EACH OF THEM, AS HIS OR HER ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION IN EACH, FOR HIM OR HER IN ANY AND ALL CAPACITIES TO SIGN ANY AMENDMENTS TO THIS REGISTRATION STATEMENT ON FORM S-8/S-3, AND TO FILE THE SAME, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT, OR HIS SUBSTITUTES, MAY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

         Signature                         Title                      Date
----------------------       -----------------------------      ---------------
/s/ Stephen P. Gardner       Executive Vice President           January 21, 1998
------------------------     (Principal Executive Officer)
Stephen P. Gardner

/s/ David A. Farley          Chief Financial Officer            January 21, 1998
------------------------     (Principal Financial and
David A. Farley              Accounting Officer) and Director

/s/ John J. Moores           Director                           January 21, 1998
------------------------
John J. Moores

/s/ Christopher A. Cole      Director                           January 21, 1998
------------------------
Christopher A. Cole

/s/ Richard A. Hosley II     Director                           January 21, 1998
------------------------
Richard A. Hosley II

/s/ Charles E. Noell III     Director                           January 21, 1998
------------------------
Charles E. Noell III

/s/ Norris van den Berg      Director                           January 21, 1998
------------------------
Norris van den Berg

                                      II-2